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                                                                  Exhibit 10.243

                                                         JHLICO Loan No. 6518403

               TRANSITIONAL SECURITY (PHASE II) RESERVE AGREEMENT

       THIS TRANSITIONAL SECURITY (PHASE II) RESERVE AGREEMENT (the "AGREEMENT") is made as of the 28th day of June, 2004 by and between INLAND WESTERN DULUTH JOHN'S CREEK SPE, L.L.C., a Delaware limited liability company ("BORROWER") and JOHN HANCOCK LIFE INSURANCE COMPANY, a Massachusetts corporation ("LENDER").

                                   WITNESSETH

       WHEREAS, Borrower is the owner of certain property (the "MORTGAGED PROPERTY") located at 11720 Medlock Bridge Road, Duluth, Georgia, more particularly described in the Loan Documents (as hereinafter defined); and

       WHEREAS, the Mortgaged Property consists of an improved portion currently owned by Borrower and legally described as "Phase I" on EXHIBIT A attached hereto and made a part hereof, and the Mortgaged Property will further consist of an adjacent portion of property ("Phase II") currently owned by Borrower and to hereafter be improved and leased to third party tenants, as hereinafter provided, which Phase II is shown and legally described as "Phase II" on EXHIBIT A attached hereto and made a part hereof; and

       WHEREAS, pursuant to the terms of a certain application for First Mortgage Loan dated December 9, 2003, as amended on May 19, 2004 (the "APPLICATION"), Lender has loaned to Borrower the principal sum of Twenty-three Million Three Hundred Thousand and No/100 Dollars ($23,300,000.00) (the "LOAN"), which shall be initially secured by among other things Phase I, and later by Phase II as hereinafter provided; and

       WHEREAS, the Loan is evidenced by a Note executed by Borrower as of even date herewith in the principal amount of $23,300,000.00 payable to the order of Lender (the "NOTE"); and

       WHEREAS, the Note is secured by a Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement dated as of even date herewith ("Mortgage"), which encumbers the Mortgaged Property, and by the other "LOAN DOCUMENTS" (as such term is defined in the Note); and

       WHEREAS, Lender requires, as a condition precedent to Lender's acceptance of the Note, that, until such time as Phase II is improved and leased as hereinafter provided, Borrower will be required to make certain deposits with Lender of certain funds, to be held, released and used as provided in this Agreement.

       NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

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                                                         JHLICO Loan No. 6518403

       1. DEFINITIONS. Any capitalized term utilized herein shall have the meaning as specified in the Mortgage, unless such term is otherwise specifically defined herein. For the purposes of this Agreement, the following capitalized terms shall have the meanings indicated:

              (a) DEBT SERVICE COVERAGE RATIO shall mean the ratio of Gross Income (as hereinafter defined) derived from operation of the Mortgaged Property, less Expenses (hereinafter defined), to Debt Service Payments.

              (b) DEBT SERVICE PAYMENTS shall mean any and all monthly installments due and owing from time to time under the Note and the Mortgage and the other Loan Documents.

              (c) EXPENSES shall mean, for any month or portion thereof, all reasonable expenses actually incurred by the Borrower within the categories set forth below in respect to the ownership, operation, leasing and occupancy of the Mortgaged Property, determined on the basis of sound cash accounting practices consistently applied and in accordance with generally accepted accounting practices, except that those expenses described in subsections (a), (b), (c), (e) and (g) below shall not be accounted for on a cash basis but, rather, to the extent paid by Borrower [no more than one (1) year in advance], shall be allocated to the accounting period in which they accrue. Expenses are as follows (but without duplication of any item): (a) general real estate taxes paid to the appropriate taxing authorities; (b) special assessments or similar charges paid to the appropriate governmental authorities; (c) personal property taxes; (d) sales and use taxes; (e) costs of utilities, air conditioning and heating for the Mortgaged Property; (f) maintenance and repair costs of a non-capital nature; (g) premiums paid for insurance carried on or with respect to the Mortgaged Property; (h) direct labor costs, for positions at a level of building superintendent or below, for labor used in the maintenance and repair of the Mortgaged Property (but not to exceed labor costs customarily charged in the Spartanburg, South Carolina area for similar services on similar properties and excluding any labor costs for tenant improvements); (i) customary management fees; (j) principal and interest payments on the Loan; and (k) leasing commissions at market rates paid to BONA FIDE third party brokers. Notwithstanding anything included within the above definition of "Expenses", the following shall be excluded from Expenses: (i) foreign, U.S., state and local income taxes; and (ii) depreciation, amortization and other non-cash deductions of the Borrower for income tax purposes.

              (d) LEASE shall mean a written lease for space in the Mortgaged Property with a tenant that is not an affiliate of the Borrower, the form of which lease has been approved by the Lender. As used herein, the term "affiliate" shall mean any person or entity (i) which owns beneficially, directly or indirectly, any membership interests of the Borrower or any constituent

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                                                         JHLICO Loan No. 6518403

                     entity of the Borrower, (ii) whose membership interests are owned beneficially, directly or indirectly, by Borrower or any constituent entity of the Borrower, (iii) which controls or is under common control with the Borrower or any constituent entity of the Borrower, or (iv) which is controlled by Borrower or any constituent entity of the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities, by contract or otherwise.

              (e) TRANSITION PERIOD shall mean a period of twenty-four (24) months from the date of initial funding of the Loan.

              (f) RENT shall mean all rentals actually received by or paid to the Borrower, from tenants under the Leases.

       2. THE DEPOSIT. Concurrently with its execution of this Agreement, Borrower agrees to deposit with Lender a Letter of Credit ("LETTER OF CREDIT") in the amount of Eleven Million Two Hundred Eighty-six Thousand Six Hundred Fifty-and No/100 Dollars ($11,286,652.00) ("DEPOSIT"). The Letter of Credit shall be an irrevocable, unconditional, transferable site draft evergreen Letter of Credit, in form and substance reasonably satisfactory to Lender, issued by a bank reasonably satisfactory to Lender, and which shall be drawn upon or reduced or released in accordance with this Agreement. The initial Letter of Credit shall expire no earlier than June 30, 2007, and shall be automatically renewed for successive twelve-month periods thereafter. The Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (Publication No. 500), shall specifically waive Article 17 of such Publication, and shall permit partial draws and reductions. The Letter of Credit shall also provide that a draw of the Letter of Credit shall be recognized by the issuer of the Letter of Credit by 3:00 p.m. of the date the site draft is provided to issuer, provided such site draft is delivered to the issuer, on or before 11:00 a.m. on such date. It is further required that the bank issuing the Letter of Credit (or any substituted letter of credit), be reasonably acceptable to Lender not only at the time of the issuance of said Letter of Credit, but shall also continue to be acceptable to Lender during the entire term of said Letter of Credit, including all extension and/or renewal periods. In the event Lender, in its reasonable discretion, shall determine that an issuing bank is or has become unacceptable to Lender, or in the event Lender receives notice from the issuing bank that it will not be renewing the term of the letter of credit for any succeeding one-year period, the Borrower shall be obligated to provide Lender within fifteen (15) business days after Borrower's receipt of written notice from Lender that the bank is unacceptable or will not be renewing such letter of credit with (i) a substitute letter of credit and agreement in form and substance reasonably satisfactory to Lender and issued by a bank satisfactory to Lender; or (ii) Eleven Million Two Hundred Eighty-six Thousand Six Hundred Fifty-two and No/100 Dollars ($11,286,652.00) in cash to be held by Lender in escrow pursuant to the terms of this Agreement and such cash escrow shall be deemed the "Reserve" hereunder. In the event that Borrower does not provide such substitute letter of credit and agreement or cash escrow to Lender within fifteen (15) business days after Borrower's receipt of written notice from Lender of the unacceptability of said bank or decision by such bank not to renew such letter of credit, such

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                                                         JHLICO Loan No. 6518403

failure shall be a default under the Loan Documents and Lender shall be authorized to draw on the Letter of Credit and to apply the proceeds as described below and to exercise its other remedies under the Loan Documents. The Deposit and all other funds deposited by Borrower pursuant to this Agreement shall hereinafter be collectively referred to as the "Reserve". The Reserve shall be held and released by Lender, and used by Borrower, in accordance with the terms and conditions of this Agreement.

       3. USE OF THE RESERVE. Lender shall have no obligation to return the Letter of Credit unless Borrower has satisfied the requirements for release of the Reserve to Borrower described below.

       4. RELEASE OF RESERVE. The following conditions ("TRANSFER CONDITIONS") shall apply to the return of the Letter of Credit and/or release of the Reserve:

              (a) Borrower shall not then be in breach of any provision of this Agreement nor shall an Event of Default then exist under any of the Loan Documents.

              (b) Borrower then continues to be the owner in fee simple of Phase I and Phase II

              (c) Borrower shall provide evidence reasonably satisfactory to Lender that (i) Rent in an amount not less than $326,370.00 per annum shall be currently collectible from actual occupants of Phase II under written Leases that are in form, for periods and at rentals satisfactory in all respects to Lender, under which Leases there shall be no concessions, free rent or rebates, and occupancy at Phase II under such Leases shall be no less than 92%.

              (d) Borrower shall provide evidence reasonably satisfactory to Lender that Rent in an amount of not less than $2,667,373.00 per annum shall be currently collectible from actual occupants of the combined Phase I and Phase II under written Leases that are in form, for periods and at rentals satisfactory in all respects to Lender, under which Leases there shall be no concessions, free rent or rebates, and occupancy at the combined Phase I and Phase II under such Leases shall be no less than 92%.

              (e) The loan to value ratio for the combined Phase I and Phase II shall not be greater than fifty-five percent (55%) and the Debt Service Coverage Ratio for the Loan shall not be less than 2.40:1 as calculated by Lender.

              (f) Borrower shall provide Lender with a certified rent roll and operating statements and calculations evidencing satisfaction of the requirements of Paragraph 4(c) and 4(d) above and the Debt Service Coverage Ratio as set forth in Paragraph 4(e) above.

              (g) Borrower shall provide Lender with such additional documents, certificates and affidavits as Lender may reasonably request.

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                                                         JHLICO Loan No. 6518403

       If Borrower shall not then be in breach of any provision of this Agreement nor shall an Event of Default then exist under any of the Loan Documents, then Lender, within ten (10) business days after receipt of a disbursement request ("Disbursement Request") in the form attached hereto as EXHIBIT B shall, subject to the terms and conditions set forth below, return to Borrower the Reserve and/or the original Letter of Credit then in the possession of Lender.

       Borrower agrees to use diligent efforts to satisfy the Transition Conditions on or before expiration of the Transition Period. In the event that the Borrower fails to satisfy the Transition Conditions on or before expiration of the Transition Period, then Lender, in its sole discretion, may elect either
(a) to continue to hold the Letter of Credit and/or Reserve for an additional period of time which Lender shall determine in its sole discretion, or (b) to apply the Letter of Credit and/or Reserve as provided in Section 5 below.

       5.     REMEDIES.

              (a) In order to secure Borrower's repayment of the Note and performance of all other covenants and conditions required on the part of Borrower to be observed or performed hereunder and under the Loan Documents, Borrower, to the extent Borrower possesses any interest in the Reserve, hereby pledges, assigns and grants to Lender a continuing first lien security interest in the Reserve, and Lender is hereby given a lien upon, security title to, and a security interest in the Reserve. Borrower hereby acknowledges that Lender has complete dominion and control over the Reserve, and Borrower shall not, without the express written consent of Lender, have any access to or right to draw against any of the Reserve.

              (b) Upon the occurrence of an Event of Default or in the event of Borrower's breach of any provision of this Agreement, which breach is not cured within five (5) business days after Borrower's receipt of written notice, or in the event Lender receives notice of the non-renewal of the Letter of Credit and does not receive from the issuer of the Letter of Credit, at least thirty (30) days prior to the date upon which such renewal will take place, a replacement Letter of Credit in form and substance reasonably satisfactory to Lender in its sole discretion from an issuer reasonably satisfactory to Lender as described herein, Lender shall have all remedies available under Article 9 of the Uniform Commercial Code, under common law, and under any other applicable laws and, at its sole option, may terminate this Agreement, and may draw upon the Letter of Credit and/or retain any funds constituting the Reserve then being held pursuant to this Agreement and apply such Reserve in such order and in such amounts as Lender shall elect, in its sole and absolute discretion: (i) in whole or in part, in such amount as Lender in its sole discretion may elect toward repayment of the indebtedness evidenced by the Note and the Loan Documents; and/or (ii) toward reimbursement of Lender for any losses or expenses (including, without limitation, legal fees) suffered or incurred by Lender as a result of such default.

       6. INDEMNIFICATION. Borrower shall hold harmless, indemnify and defend Lender from and against any and all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by Lender arising from, or in connection with, directly or indirectly, this Agreement, except if caused by Lender's gross negligence or willful misconduct.

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                                                         JHLICO Loan No. 6518403

This indemnity is in addition to any other indemnity agreements made by Borrower to Lender in the Mortgage, the Note or in any of the other Loan Documents. Borrower covenants and agrees that, in performing any of its duties under this Agreement, neither Lender nor any of its successors or assigns shall be liable for any losses, costs or damages which may be incurred by any of them as a result thereof, except for any losses, costs or damages arising out of the willful misconduct or gross negligence of such party.

       7. FEES AND COSTS. Borrower shall reimburse Lender within ten (10) business days after demand all reasonable fees, charges, costs and expenses incurred by Lender in connection with all inspections made by Lender or Lender's representatives in carrying out Lender's responsibility to make certain determinations under this Agreement.

       8.     MISCELLANEOUS.

              (a) Except as otherwise expressly provided herein, in any instance where the consent or approval of Lender is required or may be given or where any determination, judgment or decision is to be rendered by Lender under this Agreement, such approval and consent shall be given or withheld in Lender's reasonable discretion, and such approval and consent shall not be unreasonably delayed or conditioned.

              (b) All notices hereunder shall be given in accordance with the provisions of the Mortgage, except all notices hereunder to Lender shall be given to the following address: John Hancock Life Insurance Company, John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02116, Attn: Arthur Francis, Loan Number 6518403.

              (c) This Agreement shall be binding upon Borrower and its heirs, devisees, representatives, successors and assigns, including successors in interest of Borrower in and to all or any part of the Mortgaged Property, and shall inure to the benefit of and may be enforced by Lender and its heirs, successors, legal representatives, substitutes and assigns. Borrower shall not assign any of its rights or obligations under this Agreement.

              (d) This Agreement is intended solely for the benefit of Borrower and Lender, and no third party shall have any right or interest in this Agreement, nor any right to enforce this Agreement against any party hereto.

              (e) This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower and Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

              (f) Each and every provision for the consent, approval, inspection, review or verification by Lender hereunder is for Lender's own purpose and benefit only, and no other party may require that the same be given or be entitled to assume that Lender shall refuse to make or give the same.

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                                                         JHLICO Loan No. 6518403

              (g) Borrower hereby covenants that Borrower shall not further pledge, assign or grant a security interest or any other interest in or to, the Reserve, or any proceeds, replacement or substitutes thereto.

              (h) No right or remedy conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and concurrent and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

              (i) Nothing herein or in the Loan Documents is intended to create, nor creates, nor shall be deemed to create, a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Mortgaged Property other than that of creditor or mortgagee.

              (j) If any provisions of this Agreement shall conflict with any provisions of the other Loan Documents regarding the Reserve, the provisions contained in this Agreement shall control.

              (k) If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

              (l) For purposes of Article 9 of the Uniform Commercial Code, the laws of the State of Georgia shall govern the perfection, the effect of perfection or non-perfection, and the priority of any security interests in a deposit account with a bank created by this Agreement. In all other respects, this Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts and the applicable laws of the United States of America.

              (m) This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same original.

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                                                         JHLICO Loan No. 6518403

       IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first above written.

                         BORROWER:

                           INLAND WESTERN DULUTH JOHN'S
                           CREEK SPE, L.L.C., a Delaware limited liability company

                           By:  Inland Western Duluth John's Creek, L.L.C.,
                                a Delaware limited liability company, its Sole Member

                                By:  Inland Western Retail Real Estate
                                     Trust, Inc., a Maryland corporation,
                                     its Sole Member


                                     By:  /s/ Debra A Palmer
                                        ---------------------------
                                     Name:   Debra A Palmer
                                          -------------------------
                                     Title: asst secretary
                                           ------------------------


                           Borrower's Social Security or Taxpayer Identification Number:_____________________

                       LENDER:

                       JOHN HANCOCK LIFE INSURANCE COMPANY,
                       a Massachusetts corporation


                       By:
                          --------------------------------------------
                       Name:
                            ------------------------------------------
                       Title:
                             -----------------------------------------

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                                                         JHLICO Loan No. 6518403

                                LIST OF EXHIBITS


Exhibit "A" - Legal Description
Exhibit "B" - Disbursement Request

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                                                         JHLICO Loan No. 6518403

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

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                                                         JHLICO Loan No. 6518291

                                  EXHIBIT "B"

                              DISBURSEMENT REQUEST

                             JHLICO LOAN NO. 6518403

TO:           JOHN HANCOCK LIFE INSURANCE COMPANY ("LENDER")

FROM:         INLAND WESTERN DULUTH JOHN'S CREEK SPE, L.L.C. ("BORROWER")

       This Disbursement Request is submitted by Borrower in accordance with the Transitional Security (Phase II) Reserve Agreement dated as of June 28, 2004 between Borrower and Lender (the "AGREEMENT"). Terms used with initial capital letters and not defined in this Disbursement Request have the meanings given them in the Agreement.

       1. Borrower hereby requests return of the Letter of Credit and/or disbursement of the entire Reserve.

       2. Borrower certifies, represents and warrants to Lender that (a) the Mortgaged Property satisfies the Debt Service Coverage Ratio and minimum loan-to-value requirements set forth in Paragraph 4(e) of the Agreement, (b) all rent and other sums due by tenants under Leases through the date of this Disbursement Request have been paid in full, (c) the Leases are in full force and effect and no default or any event which with the giving of notice or the lapse of time, or both, would become a default under the Lease by Borrower, or to Borrower's actual knowledge, by Tenant, has occurred, (d) Borrower is entitled to a disbursement of the Letter of Credit and/or Reserve pursuant to the Agreement; (e) Borrower's representations and warranties made in the Loan Documents and the Agreement are true and correct on and as of this date; and (f) no Event of Default has occurred.

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                                                         JHLICO Loan No. 6518291

Date:_______________, 20__.

                           BORROWER:

                             INLAND WESTERN DULUTH JOHN'S
                             CREEK SPE, L.L.C., a Delaware limited liability company

                             By:  Inland Western Duluth John' s Creek, L.L.C.,
                                  a Delaware limited liability company, its Sole Member

                                  By:  Inland Western Retail Real Estate
                                       Trust, Inc., a Maryland corporation,
                                       its Sole Member


                                       By:
                                          -------------------------------
                                       Name:
                                            -----------------------------
                                       Title:
                                             ----------------------------


Initial Approval -- Name:_____________________               Date:______________
Disbursement Approval -- Name:________________               Date:______________